UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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       Definitive Proxy Statement

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       Soliciting Material Pursuant to § 240.14a-12

Forest Laboratories, Inc.
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HOWARD SOLOMON

CHAIRMAN, PRESIDENT

AND CHIEF EXECUTIVE OFFICER

June 11, 2013

To All Employees,

Today we are pleased to announce that we have appointed Vincent Intrieri as a new independent member of our Board of Directors.  We believe Mr. Intrieri is highly qualified, has significant financial expertise and will make a great addition.  We look forward to welcoming Mr. Intrieri to the Board and to working together with him in a constructive manner to benefit our Company.  With Mr. Intrieri, we now have 11 members of our Board.

Mr. Intrieri’s election follows an agreement with Carl Icahn under which Mr. Icahn has agreed to support all 11 company nominees for election at our Annual Meeting this August.  This means that Mr. Icahn will not wage a proxy contest for board seats at our annual meeting, as he did in 2011 and 2012.

Both the Board and our entire management team are very excited by the tremendous opportunities ahead for Forest, and I am confident our best years are ahead of us.  We have a tremendously talented group of employees, together with a strong Board and management team committed to building sustainable momentum and value for shareholders.  With your continued hard work and dedication, I know we will continue to make great strides advancing our late-stage pipeline and supporting our exciting portfolio of newly-launched products.

As always, any media or shareholder inquiries on this announcement or other matters should be directed to Frank Murdolo at (212) 224-6714.

Thank you again for your hard work and dedication to Forest.

Sincerely,

/s/

Howard Solomon

Chairman, Chief Executive Officer and President

FOREST LABORATORIES, INC. 909 THIRD AVENUE, NEW YORK, N.Y. 10022-4731

Forward-Looking Information

Except for the historical information contained herein, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, and the risk factors listed from time to time in Forest Laboratories’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings. Forest assumes no obligation to update forward-looking statements contained in this release to reflect new information or future events or developments.

Important Additional Information

The Company intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2013 Annual Meeting (the “Proxy Statement”). Details concerning the nominees of the Company’s Board of Directors for election at the 2013 Annual Meeting will be included in the Proxy Statement.  The Company and its directors and executive officers may be deemed to participate in the solicitation of proxies in respect of the 2013 Annual Meeting.  Additional information regarding the interests of such potential participants will be included in the definitive Proxy Statement.  BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to Forest Laboratories, Inc., 909 Third Avenue, New York, NY 10022, or from the Company’s website, http://www.frx.com.

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FOREST LABORATORIES, INC. 909 THIRD AVENUE, NEW YORK, N.Y. 10022-4731